Exhibit 21

                         Subsidiaries of the Registrant

                         SUBSIDIARIES OF THE REGISTRANT


                                                                          State of
                                                       Percentage      Incorporation
                                                           of               or
      Parent               Subsidiary                   Ownership      Organization
      ------               ----------                   ---------      ------------
Wood Bancorp, Inc.       First Federal Bank               100%            Federal
First Federal Bank       Wood Service Corp., Inc.         100%            Ohio